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                                                                 Exhibit  99.1





                                     CONSENT

      The undersigned, David W. Checketts, has agreed to become a director of Citadel Broadcasting Corporation (the "Company") upon the completion of the Company's initial public offering pursuant to a Registration Statement on Form S-1, File No. 333-__________, as amended (the "Registration Statement") filed with the Securities and Exchange Commission. The undersigned hereby consents to being named as a director designee in the Registration Statement.



Dated:  June 4, 2002                      /s/ David W. Checketts
                                          ------------------------
                                          David W. Checketts